UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2005
CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 Rutherford Road, Carlsbad, California	92008-7328

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 931-1771
NOT APPLICABLE

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement.
The information regarding the Employment Agreement with George Fellows provided in Item 5.02 of this Current Report is incorporated into this Item 1.01 by reference.
SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) William C. Baker submitted his resignation as Callaway Golf Company’s (the “Company”) Chief Executive Officer and as Chairman of the Board, which resignation became effective upon the appointment of George Fellows as President and Chief Executive Officer of the Company effective August 1, 2005. Mr. Baker remains a director of the Company, a role in which he has served since 1994. In light of Mr. Baker’s resignation as Chairman of the Board, the Board of Directors appointed its Lead Independent Director, Ronald S. Beard, as Chairman of the Board effective as of August 1, 2005.
(c) The Board of Directors approved the appointment, effective August 1, 2005, of Mr. Fellows as its principal executive officer (within the meaning of federal securities laws), giving him the titles President and Chief Executive Officer. Mr. Fellows is 62 years old. During the period 2000 through July 2005 he served as President and Chief Executive Officer of GF Consulting, a management consulting firm, and served as Senior Advisor to Investcorp International, Inc. and J.P. Morgan Partners, LLC. Previously, Mr. Fellows was a member of senior management of Revlon, Inc. from 1993 to 1999, including his term as President commencing 1995 and Chief Executive Officer commencing 1997. He is a member of the board of directors of VF Corporation; Mr. Fellows is also chair of the Audit Committee and a member of the Nominating and Governance Committee of VF Corporation. Previously, he has served on the boards of directors of Revlon, Inc., the National Association of Chain Drug Stores, the Cosmetics, Toiletries and Fragrance Association, and has served on the New York Stock Exchange Listed Company Advisory Committee. Mr. Fellows graduated in 1964 with a B.S. degree from City College of New York, received an MBA from Columbia University in 1966 and completed the Harvard Advanced Management Program in 1981.
As of July 29, 2005, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Fellows to memorialize the terms of the compensation Mr. Fellows will receive as President and Chief Executive Officer of the Company. The Employment Agreement covers a term of employment commencing August 1, 2005 and ending December 31, 2008.
Pursuant to the Employment Agreement, the Company has agreed to provide Mr. Fellows: (i) a base salary of $850,000 per year; (ii) an opportunity to earn an annual bonus based upon participation in the Company’s applicable bonus plan as it may or may not exist from time to time (with the target annual bonus opportunity for Mr. Fellows being equal to 100% of his base salary); however, for the year 2005 Mr. Fellows is guaranteed an annual bonus of no less than 65% of the base salary paid to him in 2005; (iii) certain other benefits generally available to other members of senior management; (iv) an opportunity to participate in the annual and (beginning January 1, 2007) long-term compensation programs and benefit plans generally available to other members of senior management; and (v) a benefits package to assist with temporary living expenses and relocation to San Diego County, California.
In addition, the Company agreed to grant Mr. Fellows 160,000 shares of restricted common stock. These shares are scheduled to vest on December 31, 2008, subject to accelerated vesting upon certain change in control and termination of employment events. Until vested, the shares may not be transferred and are subject to forfeiture if Mr. Fellows’ employment is terminated by the Company for Substantial Cause (as such term is defined in the Employment Agreement) or by Mr. Fellows without Good Reason (as such term is defined in the Employment Agreement). The Company also agreed to grant to Mr. Fellows a non-qualified stock option to purchase up to 400,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the effective date of grant (i.e. $14.93), subject to accelerated vesting upon certain change in control and termination of employment events.
In the event his employment is terminated by the Company without Substantial Cause or by Mr. Fellows for Good Reason, including the failure to renew his employment contract through December 31, 2010, then Mr. Fellows is generally entitled to the following termination benefits: (i) the immediate vesting of all unvested stock-based long-term incentive awards held by him as of the date of such termination; (ii) a lump sum amount equal to his target annual bonus opportunity pro rated for service through the date of termination; (iii) severance payments (payable over 24 months) equal to a total of 1.0 times his then-current base salary and annual target bonus, provided he executes a release of claims in favor of the Company; (iv) incentive payments (payable over 24 months) equal to a total of 1.0 times his then-current base salary and annual target bonus, provided he chooses not to engage in any business or venture that competes with the business of the Company or any of its affiliates; and (v) the payment of premiums of COBRA or Cal-COBRA insurance benefits for 24 months.
Upon a Termination Event (as such term is defined in the Employment Agreement) within one year following a Change in Control (as such term is defined in the Employment Agreement), the Employment Agreement generally provides for the following termination benefits: (i) the immediate vesting of all unvested stock-based long-term incentive awards held by him as of the date of such termination; (ii) a lump sum amount equal to his target annual bonus opportunity pro rated for service through the date of termination; (iii) severance payments (payable over 36 months) equal to a total of 1.5 times his then-current base salary and annual target bonus, provided he executes a release of claims in favor of the Company; (iv) incentive payments (payable over 36 months) equal to a total of 1.5 times his then-current base salary and annual target bonus, provided he chooses not to engage in any business or venture that competes with the business of the Company or any of its affiliates; (v) the payment of premiums of COBRA or Cal-COBRA insurance benefits for 36 months; and (vi) indemnification by the Company for any excise tax obligations.
The description of the terms of the Employment Agreement with Mr. Fellows is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.55 and incorporated in this Item 5.02(c) by reference.
(d) Effective as of Mr. Fellows accepting his appointment as President and Chief Executive Officer of the Company, the Board of Directors appointed Mr. Fellows as a director to fill a vacancy created by the Board’s action increasing the number of members of the Board of Directors from 7 to 8.
On August 1, 2005, the Company issued a press release captioned “Callaway Golf Company Appoints New CEO and Director.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated in this Item 5.02 by reference.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
The following exhibits are being filed or furnished herewith:
Exhibit 10.55 Callaway Golf Company Chief Executive Officer Employment Agreement, entered into as of July 29, 2005, by and between Callaway Golf Company and George Fellows.

Exhibit 99.1 Press Release, dated August 1, 2005, captioned “Callaway Golf Company Appoints New CEO and Director.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY
Dated: August 3, 2005	By:	/s/ Bradley J. Holiday
		Name:	Bradley J. Holiday
		Title:	Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.55	Callaway Golf Company Chief Executive Officer Employment Agreement, entered into as of July 29, 2005, by and between Callaway Golf Company and George Fellows.

99.1	Press release, dated August 1, 2005, captioned “Callaway Golf Company Appoints New CEO and Director.”